SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2015

AMPLIPHI BIOSCIENCES CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-23930	91-1549568

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4870 Sadler Road, Suite 300

Glen Allen, Virginia 23060

(Address of principal executive offices) (Zip code)

(804) 205-5069

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 3, 2014, the Audit Committee of the Board of Directors of AmpliPhi Biosciences Corporation (the “Company”) determined that the Company’s financial statements for the fiscal periods ended December 31, 2013, September 30, 2014, June 30, 2014 and March 31, 2014 should be restated.

In the course of preparing its audited financial statements for the year ended December 31, 2014, the Company’s management has identified certain non-cash items that have been recorded incorrectly. These items have no impact on the Company’s reported net cash flows or future net cash flows. As a result, the Company will file an amended Form 10-K for the year ended December 31, 2013 and amended Forms 10-Q/A for each of the quarters ended September 30, 2014, June 30, 2014, and March 31, 2014 as soon as practicable.

The Audit Committee discussed the matters disclosed in the filing with the Company’s registered independent accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmpliPhi Biosciences Corporation

Date: March 6, 2015	By:	/s/ David E. Bosher
David E. Bosher Chief Financial Officer